EXHIBIT 21.1


                  SUBSIDIARIES OF TRINITY LEARNING CORPORATION


IRCA Global, Utah 5118314-0142
TouchVision, Inc., California 33-0649770
River Murray Training Proprietary Ltd. CAN 087 953 142, South Australia Ayrshire Trading Ltd. 500829, British Virgin Islands
Riverbend Group Holdings (Pty) Ltd. 1998/0016713/07, South Africa eLearning Systems (Pty) Ltd. 1998/001591/07, South Africa
Reusable Objects (Pty) Ltd. 1997/022039/07, South Africa
Learning Strategies (Pty) Ltd. 1997/020417/07, South Africa
Learning Advantage (Pty) Ltd. 2000/028180/07, South Africa eDegree (Pty) Ltd. 2000/005620/07, South Africa
Danlas. 548725, British Virgin Islands
IRCA (Pty) Ltd. 1986/004379/07, South Africa
Chemtaur (Pty) Ltd. 2000/13253/07, South Africa
Inspectorate M&L (Pty) Ltd. 1989/003084/07, South Africa
McLachlan & Lazar Inspection Services (Pty) Ltd. 1974/001476/07, South Africa Babu's Laboratory Services (Pty) Ltd. 2004/004984/07, South Africa
RPL Consulting (Pty) Ltd. 2003/013681/07
Business Systems and Metrics (Pty) Ltd. 1996/016722/07, South Africa
BSI Quality Services (Pty) Ltd. 2001/021420/07, South Africa
SHEQ Business Solutions (Pty) Ltd. 1995/008077/07
LEAP Learning Solutions (Pty) Ltd. 2002/013311/07
International Risk Control Australia (Pty) Ltd. 23091166184, Australia
IRCA Inc. 58-2649072.
Trinity Learning AS. 981311892, Norway
Funk Web AS. 978611915, Norway
Funk Web Consulting AS. 984304889, Norway